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                                 Exhibit 10.17

                                 PROMISSORY NOTE

$250,000,00                                                    September 6, 2001
                                                            Pasadena, California

        FOR VALUE RECEIVED, on or before November 30, 2001, the undersigned, Worldwide Medical Corporation, a Delaware corporation (hereinafter referred to as "Debtor"}, hereby promises to pay in lawful money of the United States of America to the order of Citadel Capital Management Group, a Nevada corporation ("Creditor"), the principal sum of Two Bundled Fifty Thousand Dollars ($250,000), together with interact thereon in like lawful money Prom the date hereof until paid at a rate per annum actual to ten percent (10%).

        The principal of this Note shall Be paid from time to time by or on behalf of the Company through the collection of the Company's outstanding accounts receivable. Interest on the outstanding principal balance hereof shall he payable on this Note on the last day of each month, commencing September 30, 2001 and continuing to and including November 30, 2001, at which tine the outstanding principal balance hereof, together with any accrued but unpaid interest thereon, shall be due and payable.

        Debtor may prepay this Note at any tame, in whole or in part, without premium or penalty.

        Principal and interest shall be payable to Creditor at 251 South Lake Street, 10th Floor, Pasadena, California 91101, or to such other address as Creditor may hereafter designate from time to time.

        In the event that:

        (a) there is a default in the payment of any sum of this Note when due, whether at maturity or otherwise;

        (b) Debtor shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debt as they become due, or shall be a voluntary petition in bankruptcy, or shall be adjudicated to be bankrupt or insolvent, or shall file any petition or answer or shall have filed against it any petition seeking an arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of all or any substantial part of its properties;

        (c) there in the happening of any event under any agreement involving the borrowing of money by, or advance of erect to, Debtor, which gives to the holder of such obligation the right to accelerate its maturity, whether or not such right is exercised; or

        (d) there shall occur (i) a sale, leave, transfer or other disposition of all or substantially all of the assets of Debtor in one or a series of transactions; (ii) a merger or consolidation of Debtor with or into another entity, regardless of whether Debtor is the survivor; or (iii) a transfer of outstanding voting shares of Debtor sufficient to enable the acquiring person or group, directly or indirectly and individually or in association with others, to exercise a majority of all the voting power of Debtor in the election of directors;

then, in any such event, the unpaid principal balance hereon, together with accrued but unpaid interest thereon, and all other charges payable by Debtor in connection herewith, if any, shall at

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creditors option, be due and payable. Failure to exercise such option shall not constitute A waiver of the right to exercise such option in the event of any subsequent default.

        Debtor hereby waives presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest. In the event that it shall be necessary to take any action to collect any amount hereon, Debtor shall pay all costs of collection including, without limitation, reasonable attorneys' fees.

        This Note constitutes "Indebtedness," as such term is defined in that certain Security Agreement dated July 6, 2000 (the "Security Agreement"), by end between Debtor and Creditor. This Note replaces that certain Promissory Note in the principal amount of $250,000 dated on or about July 6, 2000 made by Debtor to Creditor, and is secured by a security interest granted by Debtor to Creditor pursuant to the Security Agreement.

        This Note shall be governed by and construed in accordance with the laws of the State of California.

                                        Worldwide Medical Corporation

                                        By:  /s/
                                             -----------------------------------
                                             Its:  President